UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2007

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Mr. Thomas Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2007, The Wet Seal, Inc. (the “Company”) issued a press release to announce the appointment of Edmond S. Thomas, as President and Chief Executive Officer of the Company, effective as of October 8, 2007 (the “Effective Date”). It was also announced that Joel N. Waller, the Company’s current Chairman and Chief Executive Officer, will resign from his positions effective as of the Effective Date.

Prior to the acceptance of his position with the Company, Mr. Thomas served as President and Co-Chief Executive Officer of Tilly’s Inc., a privately owned company that operates 71 stores selling popular brands of action sports related apparel, footwear and accessories. Mr. Thomas has served in this position since 2005. Mr. Thomas is currently the managing partner of The Evans Thomas Company, LLC, which is the general partner of AXIS Capital Fund I, LP, which provides advisory services for retail, catalog, and consumer goods companies along with investment in emerging growth retail companies. Mr. Thomas serves on the board of directors of Directed Electronics Inc. and Trans-World Entertainment Corporation. Mr. Thomas received his Bachelor of Science Degree in Accounting from Villanova University and has earned his CPA certification.

General Terms of the Employment Agreement

Under the Employment Agreement between the Company and Mr. Thomas (the “Employment Agreement”), Mr. Thomas is entitled to receive: (i) a base salary of $750,000 (“Base Salary”), (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award of up to 100% of Mr. Thomas’s base salary, and a maximum incentive opportunity of up to 200% of his Base Salary, (iii) 1,000,000 shares of the Company’s Class A common stock (“Common Stock”), subject to performance-based vesting restrictions (the “Performance Shares”) and (iv) 500,000 shares of Common Stock, subject to time-based vesting restrictions (the “Restricted Shares” and together with the Performance Shares, the “Award Shares”).

Mr. Thomas will be guaranteed a bonus of $250,000 for fiscal year 2007, for the partial year that Mr. Thomas will be employed. Mr. Thomas will be paid the guaranteed bonus on April 15, 2007; provided that he has not been terminated by the Company for Cause or terminated his employment without Good Reason prior to such date.

Equity Grants

Three hundred thirty-three thousand three hundred thirty-three Performance Shares (the “Tranche 1 Shares”) and all of the Restricted Shares will be granted on the Effective Date. The remaining Performance Shares will be granted in two tranches of 333,333 and 333,334 shares (the “Tranche 2 Shares” and the “Tranche 3 Shares”) on the first and second anniversaries, respectively, of the Effective Date; provided Mr. Thomas is employed with the Company on each of the foregoing dates and certain other conditions have been satisfied.

The Tranche 1 Shares, the Tranche 2 Shares and the Tranche 3 Shares will vest in the manner set forth in the following chart.

Number of Performance Shares within each Tranche	Time Based Vesting Date/ Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation

Tranche 1: 333,333	1st anniversary of the Effective Date/Effective Date through the 3rd anniversary thereof	$5.15 per share/166,667 $6.18 per share/ 166,666

Tranche 2: 333,333	2nd anniversary of the Effective Date/ from the 1st anniversary of the Effective Date through the 3rd anniversary thereof	$7.41 per share/166,667 $8.89 per share/166,666

Tranche 3: 333,334	3rd anniversary of the Effective Date / from the 2nd anniversary of the Effective Date through the 3rd anniversary thereof	$10.67 per share/166,667 $12.80 per share/166,667

The Share Appreciation Target will be deemed to have been met upon the attainment of the respective Share Appreciation Target as calculated on 20-day volume weighted average basis during the respective measurement period.

The Restricted Shares vest in three tranches (166,666, 166,666 and 166,668 shares) on each of the first, second and third anniversaries of his employment with the Company; provided that Mr. Thomas is employed by the Company on the respective date of vesting.

All of the Performance Shares will be issued from a stockholder approved incentive plan or plans (each, a “Company Incentive Plan”). The Restricted Shares will not be granted under a Company Incentive Plan, rather they will be issued pursuant to Section 4350(I)(1)(A)(iv) of the NASDAQ Marketplace Rules. The Restricted Shares and the Performance Shares will not be freely tradeable at the time of grant. The Company will use its reasonable commercial efforts to register the shares subject to such awards on a Form S-8 and Form S-3 or other appropriate registration statement under the Securities Act of 1933, as amended.

Severance Benefits

Upon termination by the Company without Cause or by Mr. Thomas for Good Reason (as each term is defined in the Employment Agreement), Mr. Thomas will be entitled to receive (contingent on Mr. Thomas signing a Release (as defined in the Employment Agreement) and not revoking the Release within thirty (30) days of the termination):

(a) the greater of (i) Mr. Thomas’s aggregate Base Salary for the remainder of the term of the Employment Agreement and (ii) Mr. Thomas’s then current Base Salary, multiplied by two (2), which payment will be made in twelve (12) equal monthly installments;

(b) subject to mitigation, if Mr. Thomas intends to continue his medical coverage under COBRA, the Company will pay for coverage under COBRA for one (1) year following the date of termination; and

(c) the unvested Restricted Shares that are scheduled to vest at the next milestone will vest in full.

In the event there is a Change of Control (as defined in the Employment Agreement) and within 90 days after the Change of Control, Mr. Thomas either terminates his employment for Good Reason or is Terminated by the Company without Cause, Mr. Thomas will be entitled to receive (contingent on Mr. Thomas signing a Release (as defined in the Employment Agreement) and not revoking the Release within thirty (30) days of the termination):

(a) a payment equal to the sum of (i) Mr. Thomas’s then current Base Salary, multiplied by two (2) and (ii) Mr. Thomas’s Target Bonus for the fiscal year in which the date of termination occurs (pro rated for the number of full calendar quarters Mr. Thomas was employed by the Company during the fiscal year in which he was terminated), multiplied by two (2); provided, however, in the event Mr. Thomas is entitled to payment in connection with a Change of Control and such payment is to be made prior to February 3, 2008, Mr. Thomas will only receive the payment set forth in clause (i) (which payment will be made in twelve (12) equal monthly installments);

(b) subject to mitigation, if Mr. Thomas intends to continue his medical coverage under COBRA, the Company will pay for coverage under COBRA for one (1) year following the date of termination; and

(c) the unvested Restricted Shares that are scheduled to vest at the next milestone will vest in full.

Upon termination by the Company due to the Disability of Mr. Thomas (as defined in his Employment Agreement) or due to his death, Mr. Thomas will be entitled to receive:

(a) compensation and payment for any unreimbursed expenses incurred, his accrued but unpaid then current Base Salary and other accrued but unpaid employee benefits, in each case through the date of termination;

(b) Mr. Thomas’s Target Bonus for the fiscal year in which the date of termination occurs, which will be pro rated for the number of full calendar quarters Mr. Thomas was employed by the Company during the fiscal year in which he was terminated;

(c) if Mr. Thomas’s employment is terminated due to Disability and Mr. Thomas intends to continue his medical coverage under COBRA, subject to mitigation, the Company will pay for coverage under COBRA for one (1) year following the date of termination; and

(d) the unvested Restricted Shares that are scheduled to vest at the next milestone will vest in full.

Upon termination of Mr. Thomas’s employment by the Company for Cause, Mr. Thomas will be entitled to receive compensation and payment for any unreimbursed expenses incurred, his accrued but unpaid Base Salary and other accrued but unpaid employee benefits, in each case through the date of termination.

Additional Benefits

Mr. Thomas will be entitled to participate in all employee benefit plans or programs of the Company, generally available to any of its senior level executive employees. The Company will provide Mr. Thomas with a luxury class sedan during the term of Mr. Thomas’s employment and pay maintenance, service and insurance costs related thereto.

*        *            *

The foregoing is a summary of the terms of the Employment Agreement and is qualified in its entirety by the full Employment Agreement which is filed herewith as Exhibit 10.1. A copy of the press release appears as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

10.1	Employment Agreement entered into between the Company and Mr. Thomas, dated as of September 6, 2007

99.1	Press release dated September 6, 2007 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC.
(Registrant)
Date:	September 11, 2007	By:	/s/ John Luttrell
Name: John Luttrell
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement entered into between the Company and Mr. Thomas, dated as of September 6, 2007

99.1	Press release, dated September 6, 2007, issued by the Company